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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-2938) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-36953) of Horizon Health Corporation; the Registration Statement on Form S-8 (No. 333-91761) of Horizon Health Corporation; and the Registration Statement on Form S-8 (no. 333-44690) of our report dated October 30, 2003 relating to the financial statements and financial statement schedules, which appear in the Form 10-K.


PricewaterhouseCoopers LLP
Dallas, Texas
October 30, 2003